UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 14, 2021, we announced that we had entered into a non-binding letter of intent to acquire Novellus Therapeutics Limited, or Novellus, a privately held company that is based in Cambridge, Massachusetts and that develops next-generation engineered mesenchymal stem cell therapies using patented mRNA cell reprogramming and gene editing technologies licensed from Factor Bioscience Limited. The letter of intent, which we entered into with Novellus on June 13, 2021, proposes that we would acquire all of the outstanding equity of Novellus or its parent entity in exchange for consideration valued at $125.0 million, of which $17.4 million would be paid in cash and $107.6 million would be paid by issuance of shares of common stock. In the letter of intent, we and Novellus expressed our intent to seek to close the transaction by July 15, 2021.

The terms of the letter of intent with respect to the proposed transaction — including the parties’ obligations to proceed with the transaction, the structure and timing of the transaction, and the consideration we would pay in the transaction — are not binding upon the parties. Either party may determine not to proceed with the transaction at any time in its discretion. The completion of the transaction is subject to a number of conditions, including completion of mutually satisfactory due diligence, execution of a definitive agreement and satisfaction of the conditions contained therein, and receipt of all required corporate, regulatory and other third‑party approvals. No assurances can be made that we will successfully negotiate and enter into a definitive agreement or that the proposed transaction will be closed on the terms or timeframe contemplated by the letter of intent, or at all.

Our wholly owned subsidiary Brooklyn ImmunoTherapeutics LLC is party to an exclusive license agreement dated April 26, 2021 with Factor Bioscience Limited and Novellus Therapeutics Limited, under which Brooklyn ImmunoTherapeutics LLC acquired an exclusive worldwide license to develop and commercialize certain cell-based therapies to treat cancer and rare blood disorders, including sickle cell disease, based on patented technology and know-how. For a further description of this license agreement, please see the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on April 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: June 14, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President